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                     [LURIE, BESIKOF, LAPIDUS LETTERHEAD]

November 4, 1997



Securities and Exchange Commission
450 - 5th Street NW
Washington, DC 20549

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Royale Investments, Inc. dated October 31, 1997.


/s/ Lurie, Besikof, Lapidus & Co., LLP
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LURIE, BESIKOF, LAPIDUS & CO., LLP
Minneapolis, Minnesota

November 4, 1997